CONSENT TO MODIFICATIONS

This Consent to Modifications, dated June 23, 2009, is given and agreed to by the “Purchasers” under the Fifth Amended and Restated Note and Warrant Purchase Agreement by and among the Purchasers, Integral Vision, Inc., a Michigan corporation (the "Company"), and J. M. Warren Law Offices, P.C., as Agent.

Factual Statements

A.
The undersigned is a Purchaser under the Fifth Amended and Restated Note and Warrant Purchase Agreement (as modified December 15, 2009, January 28, 2009 and June 10, 2009), dated effective as of the date of execution by such Purchaser, for the purchase of the Notes and Warrants of the Company (the “Purchase Agreement”).

B.
The Company needs to raise additional funds to keep operating.  Prospective investors have requested terms for their potential investments that require certain portions of the Purchase Agreement be modified.  The parties to this Purchase Agreement wish to modify certain portions of the Fifth Amended and Restated Note and Warrant Purchase Agreement to accommodate said prospective investors, which shall be accomplished by attaching said changes to the Purchase Agreement in the form of an addendum to the Purchase Agreement.

Agreement

1.	Modifications. The undersigned agree to the modifications to the Purchase Agreement as follows:

Exhibit D, Section 1.1.(c) [Exercise of Warrant – Manner of Exercise] Restrictions: For Warrants issued after July 1, 2009 the following shall replace the current section in its entirety:

[The following provision shall be omitted at the request of any Purchaser made to the Company prior to issuance of the Warrant] The holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 1.1(a) or otherwise, to the extent that after giving effect to such issuance after exercise, the holder (together with the holder’s affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of 4.90% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance.

June 23, 2009 — Integral Vision, Inc. — Consent to Modifications

[The following provision shall be omitted at the request of any Purchaser made to the Company prior to issuance of the Warrant] The holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 1.1(a) or otherwise, to the extent that after giving effect to such issuance after exercise, the holder (together with the holder’s affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of 9.90% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance.  This paragraph shall only be applicable if the Purchaser of this Note elected to omit the paragraph immediately preceding this paragraph (the paragraph referring to the holder beneficially owning in excess of 4.90% of the shares of the Company).

For purposes of the foregoing two paragraphs, the number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Shares or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 1.1(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by holder that the Company is not representing to holder that such calculation is in compliance with Section 13(d) of the Exchange Act and holder is solely responsible for any schedules required to be filed in accordance therewith.   To the extent that the limitation contained in this Section 1.1(c) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of such holder, and the submission of a Notice of Exercise shall be deemed to be such holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.  For purposes of this Section 1.1(c), in determining the number of outstanding shares of Common Stock, the holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of the holder, the Company shall within two Trading Days confirm orally and in writing to the holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The provisions of this Section 1.1(c) may be waived by the holder, at the election of the holder, upon not less than 61 days’ prior notice to the Company, and the provisions of this Section 1.1(c) shall continue to apply until such 61st day (or such later date, as determined by the holder, as may be specified in such notice of waiver).

June 23, 2009 — Integral Vision, Inc. — Consent to Modifications

2.
Voluntary and Informed Execution.  THE PARTIES ACKNOWLEDGE THAT THEY HAVE HAD AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND THAT THE MODIFICATIONS SET FORTH HEREIN WERE KNOWINGLY AND VOLUNTARILY MADE.

3.
Effective Date.  This agreement shall be effective on the date that the majority of the holders of the Notes and Shares currently outstanding under said Purchase Agreement, the Company (as authorized by its Board of Directors), and the Agent have signed this Consent to Modification.

Signed:

Integral Vision, Inc.

/s/ Charles J. Drake
Charles J. Drake
Chairman

J.M. Warren Law Offices, P.C.

/s/ J. Michael Warren
J. Michael Warren

June 23, 2009 — Integral Vision, Inc. — Consent to Modifications

Signed:

Dean Witter Reynolds	Industrial Boxboard Company
Custodian for John N. Hunter	John N. Hunter, its General Partner
IRA Rollover dtd 3-30-2000	2249 Davis Court
MSDW Account #112-014301	Hayward, CA 94545
245 Lytton Avenue, Suite 200
Palo Alto, CA 94301

J.N. Hunter and J.A. Hunter, Trustees
Industrial Boxboard Corporation
Profit Sharing Plan and Trust	by /s/ J.N. Hunter
(July 1, 1989 Restatement and	J.N. Hunter, in his capacities as
subsequent restatements)	Beneficial Owner of the IRA Rollover,
2249 Davis Court	Trustee of the Profit Sharing Plan,
Hayward, CA 94545	and General Partner of the Industrial
Boxboard Company

Signed:

John R. Kiely, III

John R. Kiely, III Trust dated May 22, 2007,
John R. Kiely, III, Trustee

John R. & Margaret Lee Kiely Revocable Trust,
John R. Kiely, III, Trustee

/s/ John R. Kiely, III
John R. Kiely, III
In his respective capacities

Signed:

Michael H. Kiely

Michael H. Kiely, Beneficiary (for his directed IRA account)
TD Ameritrade, Inc., Custodian for Michael H. Kiely IRA, Account # 370-91506

/s/ Michael H. Kiely
Michael H. Kiely
(Personally and as Beneficiary for his IRA)

June 23, 2009 — Integral Vision, Inc. — Consent to Modifications